Exhibit 99.1
Borders Takes Step to Protect Liquidity, Delays Additional Payments to Vendors,
Landlords and Other Parties
     ANN ARBOR, Mich., Jan. 30, 2011 — Borders Group, Inc. (NYSE:BGP) today reported that it will delay payments to certain parties — vendors, landlords and others — scheduled for the end of January. The delay is intended to help the company maintain liquidity while it seeks to complete a refinancing or restructuring of its existing credit facilities and other obligations. Borders has received a conditional commitment from GE Capital, Restructuring Finance for a $550 million senior secured credit facility.
     Borders emphasized that it understands the impact of its decision on the affected parties, but that the company is committed to working with its vendors and other business partners to achieve an outcome that is in the best interest of Borders and these parties for the long-term.
About Borders Group, Inc.
     Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE:BGP — News) is a leading specialty retailer of books as well as other educational and entertainment items. The company employs approximately 19,500 throughout the U.S., primarily in its Borders® and Waldenbooks® stores. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the company, visit borders.com/media.
Safe Harbor Statement
     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “believe,” “planning,” “possibility,” “opportunity,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial condition and performance (including earnings per share, profitability, liquidity, cash flows, debt levels, market share growth and other sales information, inventory levels and capital expenditures), its ability to obtain adequate financing, including the company’s new senior financing facility contemplated by the GE Capital commitment and supporting financing arrangements, its cost reduction initiatives and plans for store closings, its brand transformation initiatives, including the expansion of product categories, partnerships with leading brands and pilot programs relating to these initiatives. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.
     These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the possibility that the company’s new senior financing facility or supporting financing arrangements to be provided by the company’s vendors, landlords or other parties may be delayed, may not be consummated or may be consummated on terms that are materially disadvantageous to the company or its stockholders; the continuing availability of adequate vendor credit to support the company’s operations; the loss of key executives and employees, the significant costs expected to be incurred in connection with the company’s refinancing plan, adverse litigation results or other claims; the performance of the company’s information technology systems; the anticipated impact of our Borders Rewards and Borders Rewards Plus programs; and, with respect to brand transformation initiatives, the selection of and availability to the company of acceptable products, as well as the ability to identify appropriate partners and to consummate agreements with them.
     The company’s periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.